Exhibit 99.1

Profusa Announces 1-for-4 Reverse Stock Split

BERKELEY, California, Aug. 13, 2026 (GLOBE NEWSWIRE) --  Profusa, Inc. (“Profusa” or the “Company”) (Nasdaq: PFSA), a commercial stage digital health company pioneering a next-generation technology platform enabling the continuous monitoring of an individual’s biochemistry, today announced that it ﬁled an amendment to its amended and restated certiﬁcate of incorporation with the Secretary of State of the State of Delaware to eﬀect a one-for-four (1:4) reverse stock split of its common stock. The reverse stock split will take eﬀect at 12:01 am (Eastern Time) on August 17, 2026, and the Company’s common stock will open for trading on The Nasdaq Capital Market on August 17, 2026 on a post-split basis, under the existing ticker symbol “PFSA” but with a new CUSIP number 74319X405.

As a result of the reverse stock split, every four (4) shares of the Company’s common stock issued and outstanding prior to the opening of trading on August 17, 2026, will be consolidated into one issued and outstanding share, with no change in the nominal par value per share of $0.0001. No fractional shares will be issued if, as a result of the reverse stock split, a stockholder of record would become entitled to a fractional share because the number of shares of common stock they hold before the reverse stock split is not evenly divisible by the split ratio. Instead, each stockholder of record will be entitled to receive a cash payment in lieu of a fractional share.

As a result of the reverse stock split, the number of shares of common stock outstanding will be reduced from 2,422,906 shares to approximately 605,726 shares, and the number of authorized shares of common stock will remain at 601 million shares.

About Profusa

Based in Berkeley, California, Profusa is a digital health company developing a new generation of tissue-integrated sensors to detect and continuously transmit actionable, medical-grade data for personal and medical use. With its long-lasting, injectable and affordable biosensors and its intelligent data platform, Profusa aims to provide people with a personalized biochemical signature rooted in data that clinicians can trust and rely on.

“LUMEE”, “PROFUSA” and the PROFUSA logo are registered trademarks of Profusa Inc. in the United States, Canada, European Union, China, Japan, South Korea and Australia.

For more information, visit https://profusa.com.

Forward-Looking Statements

Certain statements in this press release (this “Press Release”) may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include, without limitation, the timing and completion of the reverse split. Forward-looking statements generally relate to future events or future financial or operating performance of Profusa. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “propose,” “seek,” “should,” “strive,” “will,” or “would” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which may be beyond the control of Profusa and could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Profusa and its management, are inherently uncertain. Profusa cautions you that these statements are based on a combination of facts and factors currently known and projections of the future, which are inherently uncertain. There are risks and uncertainties described in the definitive proxy/final prospectus relating to the business combination, which has been filed with the SEC, and in other documents filed by Profusa from time to time with the SEC. These filings may identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Profusa cannot assure you that the forward-looking statements in this communication will prove to be accurate.

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